JACK IN THE BOX INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                      ORIGINALLY ADOPTED FEBRUARY 17, 1995
                     AMENDED AND RESTATED NOVEMBER 12, 1998
                    AMENDED AND RESTATED SEPTEMBER 17, 1999


     1. Purpose of the Plan. Under this Non-Employee Director Stock Option Plan (the "Director Plan") of Jack in the Box, Inc., a Delaware corporation (the "Company"), options may be granted to eligible persons, as set forth in Section 4, to purchase shares of the Company's common stock ("Common Stock"). This Director Plan is designed to promote the long-term growth and financial success of the Company by enabling the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company.

     2. Effective Date. This Director Plan shall be in effect commencing on February 17, 1995, subject to approval by the Company's stockholders. Options may not be granted more than ten years after the date of stock holder approval of this Director Plan or termination of this Director Plan by the Board of Directors of the Company (the "Board"), whichever is earlier.

     3. Plan Operation. This Director Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934 (or its successor) and accordingly is intended to be self-governing. To this end, this Director Plan requires no discretionary action by any administrative body with regard to any transaction under this Director Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

     4. Eligible Persons. The persons eligible to receive a grant of non-qualified stock options hereunder are any Director of the Board who on the date of said grant is not an employee of the Company or a subsidiary of the Company. For purposes of this Section 4, a person shall not be considered an employee solely by reason of serving as Chairman of the Board.

     5. Stock Subject to Director Plan. The maximum number of shares that my be subject to options granted hereunder shall be 650,000 shares of Common Stock, subject to adjustments under Section 6. Shares of Common Stock subject to the unexercised portions of any options granted under this Director Plan which expire, terminate or are canceled may again be subject to options under this Director Plan.

     6. Adjustments. If the outstanding shares of stock of the class then subject to this Director Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, spin-offs and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Director Plan and for which options then outstanding under this Director Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregated exercise price applicable to the unexercised portions of such options.

     7.   Stock Options.

          A. Grants made after February 13, 1999. Commencing in November, 1999, in November of each year, each non-employee director will be automatically granted a non-qualified stock option to purchase shares of Common Stock. The per share exercise price of each option will be equal to the Current Market Price per share of Common Stock on the date of grant. The number of shares granted will be determined as follows, provided, however that the total fiscal year grant to a non-employee director must be fewer than 10,000 shares. The amount of Total Compensation for a non-employee director of a company of the approximate sales volume of Jack in the Box Inc. shall be determined by reference to the then current

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Executive Compensation Advisory Services ("ECAS") survey, or a comparable source if ECAS is not available. An amount (the "Non-Option Compensation") will be subtracted from the Total Compensation from the survey and the result will be divided by the "Assumed Value" of the stock option to determine the "Grant Amount". The Grant Amount will be divided by the by the average of the closing prices of the Common Stock on the New York Stock Exchange for the first five trading days of the fiscal year and the result equals the number of shares to be granted in the stock option. The Assumed Value of the stock option will be established initially at thirty-three and one-third percent, but may be reevaluated from time to time based upon recognized market indicators. The Non-Option Compensation is the amount which is the sum of (1) the amount of the standard annual retainer for directors of the Company, (2) the amount of the standard meeting fee for directors multiplied by five, and (3) twenty-five percent of the sum of (1) and (2) (which represents assumed "Company Matching Deferrals" in accordance with the terms of Jack in the Box Inc.'s Deferred Compensation Plan for Non-Management Directors, whether taken or not).

          B. The Compensation Committee (the "Committee") of the Board of Directors of the Company is authorized under this Plan to grant non-qualified stock options to purchase shares of Common Stock to newly elected or appointed non-employee directors of the Company, upon their election or appointment, in an amount equal to the options granted the proceeding November, pro rated from the date of appointment or election based on the number of months until the next November, provided however that the total grant for any fiscal year must be fewer than 10,000 shares. The per share exercise price of each option will be equal to the Current Market Price per share of Common Stock on the date of grant.

          C. Current Market Price. The Current Market Price per share of Common Stock shall be the last reported sales price of the Common Stock on the New York Stock Exchange on the date of the grant. In the absence of any reported sales price the Board shall determine the Current Market Price on the basis of such information as it, in good faith, considers appropriate.

          D. Term and Exercise. Each option will have a term of ten years and shall become exercisable in full ("Vested"), six months after the date of grant.

          E. Available Shares. If on any date upon which options are to be granted under this Director Plan the number of shares of Common Stock remaining available under the Director Plan are less than the number of shares required for all grants to be made on such date, then options to purchase a proportionate amount of such available number of shares of Common Stock shall be granted to each eligible non-employee director.

     8. Documentation of Grants. Awards made under this Director Plan shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe. The Board need not require the execution of any instrument or acknowledgment of notice of an award under this Director Plan, in which case acceptance of such award by the respective optionee will constitute agreement to the terms of the award.

     9. Nontransferability. Any option granted under this Director Plan shall be its terms be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee.

    10. Amendment and Termination. The Board may alter, amend, suspend, or terminate this Director Plan, provided that no such action shall deprive any optionee, without his or her consent, of any option granted to the optionee pursuant to this Director Plan or of any of his or her rights under such option.

    11. Termination of Directorship. Notwithstanding Section 7 above, all Vested options granted hereunder and held by non-employee directors as of the date of cessation of service as a director may be exercised by the non-employee director or his or her heirs or legal representatives until the earlier of the tenth anniversary of the date of grant or the expiration of ninety days after the date of cessation of such service.

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    12.   Manner of Exercise.  All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office all of the following: (i) a written notice of exercise specifying the number of shares to be purchased signed by the non-employee director or other person then entitled to exercise the option,
(ii) full payment of the exercise price for such shares by any of the following or combination thereof (a) cash, (b) certified or cashier's check payable to the order of the Company, or (c) the delivery of whole shares of the Company's Common Stock owned by the option holder and valued at the closing market price on the business day prior to the date of exercise,
(iii) such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations, (iv) in the event that the option shall be exercised by any person or persons other than the non-employee director, appropriate proof of the right of such person or persons to exercise the option, and (v) such representations and documents as the Board, in its sole discretion, deems necessary or advisable.

    13. Compliance with Law. Common Stock shall not be issued upon exercise of an option granted under this Director Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

     IN TESTIMONY WHEREOF, Jack in the Box Inc. has executed this Director Plan by its officers thereunto duly authorized.

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